Exhibit 99.1

CARDTRONICS ANNOUNCES SECOND QUARTER 2018 RESULTS

Same-store Transaction Growth in the U.S. and Strong Operational Execution Worldwide

Company Raises Full Year Outlook

HOUSTON, August 2, 2018 — Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended June 30, 2018.

Second Quarter 2018 Highlights:

•                  Total revenues of $341.0 million, down 12% from $385.1 million in the prior year and up 3% after excluding the impact from the removal of ATMs at 7-Eleven locations in the U.S.

•                  ATM operating revenues of $329.2 million, down 12% from $373.3 million in the prior year and up 3% after excluding the impact from the removal of ATMs at 7-Eleven locations in the U.S.

•                  Adjusted gross margin of 33.9%, up 80 basis points compared to the prior year.

•                  GAAP Net Income of $3.8 million, or $0.08 per diluted share, compared to $15.2 million, or $0.33 per diluted share in the prior year, driven by the removal of ATMs at 7-Eleven locations in the U.S. and an asset write-down in the second quarter of 2018.

•                  Adjusted EBITDA of $78.1 million, down 11% from $87.7 million in the prior year, impacted by the removal of ATMs at 7-Eleven locations in the U.S.

•                  Adjusted Net Income per diluted share of $0.61 compared to $0.76 in the prior year, impacted by the removal of ATMs at 7-Eleven locations in the U.S.

•                  Same-store withdrawal transactions in the U.S. were up 8% in the second quarter; adjusted for estimated 7-Eleven Allpoint volume retention, same-store transactions were up approximately 4%.

•                  Recent favorable announcement by LINK in the U.K. regarding previously scheduled future interchange rate reductions on surcharge-free withdrawal transactions.

“The second quarter was solid and marked by focused operational execution and continued consumer demand for our convenient services, resulting in strong adjusted free cash flow and an increase in our adjusted gross margin. Another highlight for the quarter was the growth in our same-store withdrawal transactions in the U.S., which were at their highest quarterly level in over six years. This transaction growth was driven by the power of our network of conveniently located ATMs, including our surcharge-free Allpoint network, and reflects the value that we provide to retailers, financial institutions, and consumers. We also saw positive signs in the U.K. in recent months, with improving transactions and more clarity and improvement on future pricing on the majority of our revenues in that region,” commented Edward H. West, Cardtronics’ chief executive officer.

Mr. West continued, “Looking ahead, we are encouraged by recent developments across our markets and our ability to further leverage our unmatched platform of conveniently located ATM assets.”

Note Regarding Second Quarter 2018 Results Compared to Prior Year:

The Company had a long-standing relationship with 7-Eleven in the U.S. that ended during the quarter ended March 31, 2018. In previous periods, this relationship accounted for a material portion of the Company’s consolidated revenues and profits. The Company began a transition to 7-Eleven’s new service provider during the third quarter of 2017 and that transition was completed in February 2018. As a result, the Company’s relationship with 7-Eleven in the U.S. did not account for any of its reported revenues during the second quarter of 2018. The Company estimates that 7-Eleven in the U.S. accounted for approximately 14% of the Company’s consolidated revenues during the second quarter of 2017 and had an incremental adjusted gross margin of approximately 40%. 7-Eleven in the U.S. accounted for approximately 12.5% of the Company’s consolidated revenues for the year ended 2017 and the Company expects that 7-Eleven in the U.S. will account for less than 1% of its consolidated revenues in 2018.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain other GAAP and non-GAAP measures on a constant-currency basis. For additional information, including reconciliations to the most directly comparable financial measure recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”), see the supplemental schedules of selected financial information in this earnings release.

The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates. Due to the significance of the Company’s 7-Eleven relationship in the U.S., which accounted for 12.5% of consolidated revenues in 2017 and is expected to account for less than 1% of consolidated revenues in 2018, the Company may also report certain performance measures excluding the estimated contribution of this relationship to enable more comparable analysis of the business across periods excluding this relationship.

2018 UPDATED OUTLOOK

Below is the Company’s updated financial outlook for the full year 2018:

•                  Revenues of $1.28 billion to $1.32 billion;

•                  GAAP Net Income of $1.2 million to $5.0 million;

•                  Adjusted EBITDA of $270 million to $280 million;

•                  Depreciation and accretion expense of $126.5 million to $127.5 million;

•                  Cash interest expense of $36.5 million;

•                  Adjusted Net Income of $79 million to $86 million;

•                  Adjusted Net Income per diluted share of $1.70 to $1.85, based on approximately 46.5 million average diluted shares outstanding; and

•                  Capital expenditures of approximately $115 million.

The Adjusted EBITDA and Adjusted Net Income outlook excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of these Non-GAAP measures. This outlook is based on average foreign currency exchange rates for the remainder of the year of £1.00 U.K. to $1.30 U.S., $20.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.78 U.S., €1.00 Euros to $1.15 U.S., $1.00 Australian dollar to $0.77 U.S., and R13 South African Rand to $1.00 U.S.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, August 2, 2018, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended June 30, 2018. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in 15 minutes prior to the scheduled start time and request to be connected to the “Cardtronics Second Quarter 2018 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, August 9, 2018, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 1946179 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through August 31, 2018. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.

ABOUT CARDTRONICS (Nasdaq: CATM)

Making ATM cash access convenient where people shop, work, and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs, and the customers they share. Cardtronics provides services to approximately 230,000 ATMs in North America, Europe, Asia-Pacific, and Africa. Whether Cardtronics is driving foot traffic for top retailers, enhancing ATM brand presence for card issuers or expanding cardholders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CONTACT INFORMATION

EVP - Treasurer Brad Conrad 832-308-4000 ir@cardtronics.com	Corporate Communications Manager Susannah Moore Griffin 832-308-4392 sgriffin@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s 2017 Form 10-K, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain GAAP and non-GAAP measures on a constant-currency basis represent non-GAAP financial measures provided as a complement to financial results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of notable, non-cash, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues. Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA also excludes share-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, (if applicable in a particular period) certain costs not anticipated to occur in future periods, gains or losses on disposal and impairment of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 24.5% and 25.1% for the three and six months ended June 30, 2018, respectively, and 27.7% and 27.9%

for the three and six months ended June 30, 2017, respectively. The non-GAAP tax rates represent the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of settlements and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt. Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period. Management uses GAAP as well as non-GAAP measures on a constant-currency basis to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2018 and 2017

(In thousands, excluding share, per share amounts, and percentages)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	% Change	2017	2018	% Change	2017
Revenues:
ATM operating revenues	$329,221	(11.8)%	$373,260	$648,952	(9.2)%	$715,048
ATM product sales and other revenues	11,766	(0.7)	11,852	28,219	2.1	27,636
Total revenues	340,987	(11.5)	385,112	677,171	(8.8)	742,684
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below.)	215,353	(12.6)	246,484	430,843	(9.9)	478,411
Cost of ATM product sales and other revenues	10,086	(9.3)	11,116	22,848	(11.3)	25,751
Total cost of revenues	225,439	(12.5)	257,600	453,691	(10.0)	504,162
Operating expenses:
Selling, general, and administrative expenses	40,928	(5.8)	43,470	82,668	(3.2)	85,419
Redomicile-related expenses	—	n/m	—	—	n/m	760
Restructuring expenses	2,063	n/m	—	4,476	(45.7)	8,243
Acquisition and divestiture-related expenses	913	(77.1)	3,993	2,633	(78.8)	12,449
Depreciation and accretion expense	31,764	6.8	29,755	62,806	6.7	58,876
Amortization of intangible assets	13,498	(11.5)	15,247	27,269	(10.4)	30,427
Loss on disposal and impairment of assets	9,697	n/m	669	15,117	n/m	3,863
Total operating expenses	98,863	6.2	93,134	194,969	(2.5)	200,037
Income from operations	16,685	(51.5)	34,378	28,511	(25.9)	38,485
Other expense:
Interest expense, net	9,159	(3.2)	9,460	18,333	14.5	16,017
Amortization of deferred financing costs and note discount	3,355	6.6	3,146	6,663	8.8	6,122
Other (income) expense	(2,187)	n/m	1,945	(27)	n/m	365
Total other expense	10,327	(29.0)	14,551	24,969	11.0	22,504
Income before income taxes	6,358	(67.9)	19,827	3,542	(77.8)	15,981
Income tax expense	2,586	(44.6)	4,670	2,555	48.7	1,718
Effective tax rate	40.7%		23.6%	72.1%		10.8%
Net income	3,772	(75.1)	15,157	987	(93.1)	14,263
Net income (loss) attributable to noncontrolling interests	5	n/m	(1)	(12)	n/m	6
Net income attributable to controlling interests and available to common shareholders	$3,767	(75.1)%	$15,158	$999	(93.0)%	$14,257

Net income per common share — basic	$0.08		$0.33	$0.02		$0.31
Net income per common share — diluted	$0.08		$0.33	$0.02		$0.31

Weighted average shares outstanding — basic	45,927,732		45,637,778	45,880,661		45,564,527
Weighted average shares outstanding — diluted	46,378,813		46,222,112	46,357,776		46,272,191

Condensed Consolidated Balance Sheets

As of June 30, 2018 and December 31, 2017

(In thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,252	$51,370
Accounts and notes receivable, net	88,355	105,245
Inventory, net	14,516	14,283
Restricted cash	72,997	48,328
Prepaid expenses, deferred costs, and other current assets	106,484	96,106
Total current assets	322,604	315,332
Property and equipment, net	461,210	497,902
Intangible assets, net	177,553	209,862
Goodwill	760,780	774,939
Deferred tax asset, net	6,708	6,925
Prepaid expenses, deferred costs, and other noncurrent assets	71,481	57,756
Total assets	$1,800,336	$1,862,716

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$22,039	$31,370
Accounts payable and other accrued and current liabilities	339,458	351,180
Total current liabilities	361,497	382,550
Long-term liabilities:
Long-term debt	878,423	917,721
Asset retirement obligations	56,715	59,920
Deferred tax liability, net	42,250	37,130
Other long-term liabilities	64,480	75,002
Total liabilities	1,403,365	1,472,323
Shareholders’ equity	396,971	390,393
Total liabilities and shareholders’ equity	$1,800,336	$1,862,716

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	June 30, 2018	December 31, 2017

	(In thousands)
	(Unaudited)
Revolving credit facility	$76,805	$122,461
1.00% Convertible senior notes (1)	257,659	251,973
5.125% Senior notes (1)	248,385	248,038
5.50% Senior notes (1)	295,574	295,249
Total long-term debt	$878,423	$917,721

(1)

The 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $29.8 million and $35.5 million as of June 30, 2018 and December 31, 2017, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million). The 5.125% Senior Notes due 2022 with a face value of $250.0 million are presented net of capitalized debt issuance costs of $1.6 million and $2.0 million as of June 30, 2018 and December 31, 2017, respectively. The 5.50% Senior Notes due 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $4.4 million and $4.8 million as of June 30, 2018 and December 31, 2017, respectively.

SELECTED CASH FLOW DETAIL (Unaudited):

Selected cash flow statement amounts:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(In thousands)
Net cash provided by operating activities	$60,342	$73,621	$109,775	$96,329
Net cash used in investing activities	(25,943)	(31,307)	(46,682)	(554,470)
Net cash (used in) provided by financing activities	(38,591)	(26,864)	(47,986)	456,337
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,242)	(2,580)	(1,558)	(3,743)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(6,434)	12,870	13,549	(5,547)
Cash, cash equivalents, and restricted cash as of beginning of period	119,800	87,330	99,817	105,747
Cash, cash equivalents, and restricted cash as of end of period	$113,366	$100,200	$113,366	$100,200

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Three and Six Months Ended June 30, 2018 and 2017

(In thousands, excluding share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to controlling interests and available to common shareholders	$3,767	$15,158	$999	$14,257
Adjustments:
Interest expense, net	9,159	9,460	18,333	16,017
Amortization of deferred financing costs and note discount	3,355	3,146	6,663	6,122
Income tax expense	2,586	4,670	2,555	1,718
Depreciation and accretion expense	31,764	29,755	62,806	58,876
Amortization of intangible assets	13,498	15,247	27,269	30,427
EBITDA	$64,129	$77,436	$118,625	$127,417

Add back:
Loss on disposal and impairment of assets	9,697	669	15,117	3,863
Other (income) expense (1)	(2,187)	1,945	(27)	365
Noncontrolling interests (2)	18	(6)	19	(10)
Share-based compensation expense	3,513	3,623	5,958	5,820
Restructuring expenses (3)	2,063	—	4,476	9,003
Acquisition and divestiture-related expenses (4)	913	3,993	2,633	12,449
Adjusted EBITDA	$78,146	$87,660	$146,801	$158,907
Less:
Interest expense, net	9,159	9,460	18,333	16,017
Depreciation and accretion expense (5)	31,764	29,754	62,805	58,872
Adjusted pre-tax income	$37,223	$48,446	$65,663	$84,018
Income tax expense (6)	9,120	13,418	16,481	23,449
Adjusted Net Income	$28,103	$35,028	$49,182	$60,569

Adjusted Net Income per share — basic	$0.61	$0.77	$1.07	$1.33
Adjusted Net Income per share — diluted	$0.61	$0.76	$1.06	$1.31

Weighted average shares outstanding — basic	45,927,732	45,637,778	45,880,661	45,564,527
Weighted average shares outstanding — diluted	46,378,813	46,222,112	46,357,776	46,272,191

(1)	Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition-related contingent consideration, and other non-operating costs.
(2)	Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of its Mexican subsidiaries.
(3)

Includes employee severance and other costs incurred in conjunction with a corporate reorganization and cost reduction initiative, and in the six months ended June 30, 2017, expenses associated with the Company’s redomicile of its parent company to the U.K., which was completed on July 1, 2016.

(4)

Acquisition and divestiture-related expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs. Expenses include employee severance and lease termination costs related to DCPayments acquisition integration in the six months ended June 30, 2018.

(5)	Amounts exclude a portion of the expenses incurred by one of its Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.
(6)

For the three and six months ended June 30, 2018, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 24.5% and 25.1%, respectively, and 27.7% and 27.9% for the three and six months ended June 30, 2017, which represents the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

Reconciliation of GAAP Revenue to Constant-Currency Revenue

For the Three and Six Months Ended June 30, 2018 and 2017

(In thousands, excluding percentages)

(Unaudited)

Consolidated revenue:

	Three Months Ended June 30,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
ATM operating revenues	$329,221	$(7,977)	$321,244	$373,260	(11.8)%	(13.9)%
ATM product sales and other revenues	11,766	(175)	11,591	11,852	(0.7)	(2.2)
Total revenues	$340,987	$(8,152)	$332,835	$385,112	(11.5)%	(13.6)%

	Six Months Ended June 30,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
ATM operating revenues	$648,952	$(21,527)	$627,425	$715,048	(9.2)%	(12.3)%
ATM product sales and other revenues	28,219	(498)	27,721	27,636	2.1	0.3
Total revenues	$677,171	$(22,025)	$655,146	$742,684	(8.8)%	(11.8)%

Europe & Africa revenue:

	Three Months Ended June 30,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
ATM operating revenues	$105,809	$(6,444)	$99,365	$100,946	4.8%	(1.6)%
ATM product sales and other revenues	2,041	(116)	1,925	2,208	(7.6)	(12.8)
Total revenues	$107,850	$(6,560)	$101,290	$103,154	4.6%	(1.8)%

	Six Months Ended June 30,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
ATM operating revenues	$201,990	$(17,354)	$184,636	$186,330	8.4%	(0.9)%
ATM product sales and other revenues	4,304	(359)	3,945	4,071	5.7	(3.1)
Total revenues	$206,294	$(17,713)	$188,581	$190,401	8.3%	(1.0)%

Australia & New Zealand revenue:

	Three Months Ended June 30,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
ATM operating revenues	$29,024	$(235)	$28,789	$32,891	(11.8)%	(12.5)%
ATM product sales and other revenues	97	(1)	96	74	31.1	29.7
Total revenues	$29,121	$(236)	$28,885	$32,965	(11.7)%	(12.4)%

	Six Months Ended June 30,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
ATM operating revenues	$59,661	$(1,325)	$58,336	$64,384	(7.3)%	(9.4)%
ATM product sales and other revenues	155	(3)	152	159	(2.5)	(4.4)
Total revenues	$59,816	$(1,328)	$58,488	$64,543	(7.3)%	(9.4)%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit

For the Three and Six Months Ended June 30, 2018 and 2017

(In thousands, excluding percentages)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total revenues	$340,987	$385,112	$677,171	$742,684
Total cost of revenues (1)	225,439	257,600	453,691	504,162
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	36,535	37,571	73,681	74,735
Gross profit inclusive of depreciation, accretion, and amortization of intangible assets	$79,013	$89,941	$149,799	$163,787
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	23.2%	23.4%	22.1%	22.1%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	$36,535	$37,571	$73,681	$74,735
Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets	$115,548	$127,512	$223,480	$238,522
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	33.9%	33.1%	33.0%	32.1%

(1)	The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency

For the Three and Six Months Ended June 30, 2018 and 2017

(In thousands, excluding per share amounts and percentages)

(Unaudited)

	Three Months Ended June 30,
	2018			2017	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$78,146	$(2,263)	$75,883	$87,660	(10.9)%	(13.4)%

Adjusted Net Income	$28,103	$(944)	$27,159	$35,028	(19.8)%	(22.5)%

Adjusted Net Income per share — diluted (2)	$0.61	$(0.02)	$0.59	$0.76	(19.7)%	(22.4)%

	Six Months Ended June 30,
	2018			2017	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$146,801	$(5,895)	$140,906	$158,907	(7.6)%	(11.3)%

Adjusted Net Income	$49,182	$(2,333)	$46,849	$60,569	(18.8)%	(22.7)%

Adjusted Net Income per share — diluted (2)	$1.06	$(0.05)	$1.01	$1.31	(19.1)%	(22.9)%

(1)

As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)

Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 46,378,813 and 46,222,112 for the three months ended June 30, 2018 and 2017, respectively, and 46,357,776 and 46,272,191 for the six months ended June 30, 2018 and 2017, respectively.

Reconciliation of Adjusted Free Cash Flow

For the Three and Six Months Ended June 30, 2018 and 2017

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$60,342	$73,621	$109,775	$96,329
Restricted cash settlement activity	(1,111)	510	(25,349)	(11,749)
Adjusted net cash provided by operating activities	59,231	74,131	84,426	84,580
Net cash used in investing activities, excluding acquisitions and divestitures	(25,943)	(31,307)	(46,682)	(69,868)
Adjusted free cash flow	$33,288	$42,824	$37,744	$14,712

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Year Ending December 31, 2018

(In millions, excluding per share amounts)

(Unaudited)

	Estimated Range Full Year 2018 (1)
Net Income	$1.2	$5.0
Adjustments:
Interest expense, net	36.5	36.5
Amortization of deferred financing costs and note discount	13.4	13.4
Income tax expense	1.2	5.2
Depreciation and accretion expense	126.5	127.5
Amortization of intangible assets	53.6	54.0
EBITDA	$232.4	$241.6

Add Back:
Loss on disposal and impairment of assets	15.1	15.1
Share-based compensation expense	14.4	15.2
Acquisition-related expenses	2.6	2.6
Restructuring expenses	5.5	5.5
Adjusted EBITDA	$270.0	$280.0
Less:
Interest expense, net	36.5	36.5
Depreciation and accretion expense	126.5	127.5
Income tax expense (2)	27.8	30.2
Adjusted Net Income	$79.2	$85.8

Adjusted Net Income per share — diluted	$1.70	$1.85

Weighted average shares outstanding — diluted	46.5	46.5

(1)	See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.

(2)

Calculated using the Company’s estimated non-GAAP tax rate of approximately 26%, as adjusted for items excluded from Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.

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